                                                                 EXHIBIT (d)(2)

                          PORTFOLIO ADVISORY AGREEMENT



                        Re:  AHA INVESTMENT FUNDS, INC.
                             PORTFOLIO ADVISORY AGREEMENT

Gentlemen:

          AHA Investment Funds, Inc. (the "Fund") is a Maryland corporation registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. The Fund is comprised of a number of separate investment portfolios (the "Portfolios"), each with different investment objectives, policies and restrictions.

          Hewitt Associates ("Hewitt") serves as the Fund's investment consultant and in that capacity is responsible for, among other things, the coordination of the investment activities of the Portfolios, the recommendation of investment managers to the Board of Directors of the Fund, and the allocation of the assets of the Portfolios among the investment managers. Investment decisions for the Portfolios are made by the investment managers, subject to applicable policies, restrictions and procedures.

1.   APPOINTMENT OF INVESTMENT MANAGER.

          The Fund, being duly authorized, hereby appoints and retains you (the "Investment Manager") to act as a discretionary investment manager, on the terms and conditions set forth herein, for assets of the Portfolios of the Fund designated as specified in Schedule A to this Agreement (each a "Portfolio Account").

2.   ACCEPTANCE OF APPOINTMENT.

          The Investment Manager accepts its appointment as a discretionary investment manager and agrees to use its best professional judgment to make timely investment decisions for the Fund with respect to the designated Portfolio Accounts in accordance with the terms of this Agreement for the compensation herein provided.

3.   SERVICES OF INVESTMENT MANAGER.

          Subject to the supervision of the Board of Directors of the Fund, the Investment Manager is hereby authorized to purchase, hold and sell assets of the designated Portfolio Accounts and, upon making any purchase or sale decision, to place orders for the execution of such transaction in accordance with paragraphs 5 and 6 hereof and Schedule B hereto (as amended from time to time). In providing such services, the Investment Manager shall continuously manage such Portfolio Accounts in a manner consistent with the investment objectives, policies and restrictions of the Portfolios, as described in the materials furnished to the Investment Manager pursuant to paragraph 4 below, and in instructions from the Fund and Hewitt. The Investment Manager shall manage and maintain each Portfolio Account for purposes of applicable policies and restrictions as if such Portfolio Account were 100% of the assets of the Portfolio. The Investment Manager shall in addition furnish to or place at the disposal of the Fund or Hewitt such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund or Hewitt may, from time to time, reasonably request. At the Fund's or Hewitt's reasonable request, the Investment Manager will consult with the Fund or Hewitt with respect to any decision made by it with respect to investments of the designated Portfolio Accounts.

4.   INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS.

          The Fund shall provide the Investment Manager with a statement of the investment objectives, policies and restrictions of the Portfolios and with such additional procedures and restrictions applicable thereto as established by the Fund, including such requirements as may be necessary to maintain qualification under Sub-Chapter M of the Internal Revenue Code. The Fund retains the right to modify any of its objectives, policies, procedures and restrictions upon written notice to the Investment Manager.

5.   TRANSACTION PROCEDURES.

          All transactions will be consummated by payment to or delivery by the Custodian of the Fund (the "Custodian"), or such depositories, or agents, as may be designated by the Custodian, as custodian for the Fund, of all cash and/or securities due to or from each designated Portfolio Account, and the Investment Manager shall not have possession or custody thereof. The Investment Manager shall confirm in writing all investment orders for the Portfolio Account placed by it with brokers and dealers in such form and manner as set forth in Schedule B hereto (as amended from time to time). Hewitt or another designated agent of the Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Investment Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and the Investment Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6.   ALLOCATION OF BROKERAGE.

          The Investment Manager shall have full authority and discretion to allocate the execution of transactions effected by it in accordance with paragraphs 2 and 3 to brokers and dealers, with which the Fund maintains accounts, for execution on various markets, subject to paragraph 9 below. In doing so, the Investment Manager's primary responsibility shall be to obtain the best net price and execution for the Fund, but this responsibility shall not be deemed to obligate the Investment Manager to solicit competitive bids for each transaction, and the Investment Manager shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Investment Manager determines that the broker or dealer is able to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available (i) to the Fund or Hewitt for the benefit of the Fund or (ii) to the Investment Manager for the benefit of its clients, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction. Upon notification by the Fund, the Investment Manager agrees to comply with such other and additional brokerage policies adopted by the Fund and consistent with applicable laws and regulations.

          The Fund shall retain the right to request that transactions giving rise to brokerage commissions in an amount to be agreed upon by the Fund and the Investment Manager shall be executed by brokers and dealers which provide research or consultation services to the Fund, or as to which an on-going relationship will be of value to the Fund, so long as the Investment Manager determines that the broker or dealer is able to obtain the best price on a particular transaction and that the Fund determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund, notwithstanding that another broker may be willing to charge the Fund a lower commission on the particular transaction.

7.   REPRESENTATIONS, WARRANTIES AND
     AGREEMENTS OF THE INVESTMENT MANAGER.

        The Investment Manager represents, warrants and agrees that:

        (a) It has delivered to the Fund (and the Fund represents it has received) a true and complete copy of its Form ADV most recently filed pursuant to the Investment Advisers Act (and all Schedules thereto).

        (b) It has provided on Schedule C to this Agreement a true and complete list of: all companies which are "affiliated persons", as such term is defined in Section 2(a)(3) of the Investment Company Act, of the Investment Manager; all officers and directors of the Investment Manager; and all individuals and companies which "control" or are controlled by or under common control with the Investment Manager, as such term is defined in
Section 2(a)(9) of said Act.

        (c) It is registered as an "investment adviser" under the Investment Advisers Act of 1940 or is a bank as defined in Section 202(a)(2) of said Act; and that neither it nor any "affiliated person" of it, as defined by Section 2(a)(3) of the Investment Company Act, is subject to any disqualification which would make the Investment Manager unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

        (d) It will deliver to the Fund: true and complete copies of all documents supplementing or amending its Form ADV promptly upon the filing thereof; prompt notice of all additions, deletions and changes in the list of persons and companies identified in Schedule B; and appropriate advance notice of any event which would render the representations and warranties contained in paragraph 7(c) above no longer true, correct and accurate.

8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE FUND.

        The Fund represents, warrants and agrees that:

        (a) It will deliver to the Investment Manager a true and complete copy of the Fund's current Prospectus and Statement and of such other documents or instruments governing the investments and investment policies and practices of the designated Portfolio Accounts, and promptly will deliver to the Investment Manager true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such documents.

        (b) Prior to commencement of the Fund's operations, it will deliver to the Investment Manager a list of all public companies and broker-dealers which are "affiliated persons" of the Fund (including also "affiliated persons" of such persons) and promptly will deliver to the Investment Manager any revisions to said list of which the Fund is aware.

        (c) The organization of the Fund and the conduct of the business of the Fund and the Portfolio Account as contemplated by this Agreement, comply, and shall at all times comply, with the requirements imposed upon the Fund by applicable law.

        (d) The Investment Manager has been duly appointed by the Board of Directors of the Company.

9.   AFFILIATED TRANSACTIONS.

        The Investment Manager agrees, as part of its specific duty to invest and manage the assets of the designated Portfolio Accounts, that:

        (a) It will not cause the Fund or any Portfolio to engage in a principal transaction or any joint arrangement or transaction with any other Portfolio or with any individual or company known by it to be an "affiliated person" of the Fund or to be an "affiliated person" of such a person, except transactions with affiliated accounts in such manner as may be permitted under procedures adopted by the Fund pursuant to Rule 17a-7 under the Investment Company Act; however, this shall not preclude fair and reasonable allocations of executions among client accounts of the Investment Manager (including the Portfolios).

        (b) It will not cause the Fund to purchase securities in any underwriting where, to the knowledge of the Investment Manager, an underwriter of such securities is an

"affiliated person" of the Fund or an "affiliated person" of such person; except in compliance with such procedures as may be adopted by the Fund pursuant to Rule 10f-3 under the Investment Company Act.

        (c) It will not place for execution any agency brokerage transaction of the Fund with any broker (including the Investment Manager) that, to the knowledge of the Investment Manager, is an "affiliated person" of the Fund or an "affiliated person" of such person, except in compliance with such procedures as may be adopted by the Fund pursuant to Rule 17e-1 under the Investment Company Act.

10.  REPORTS TO INVESTMENT MANAGER.

        The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such periodic reports, concerning the status of the designated Portfolio Accounts as the Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

11.  REPORTS TO THE FUND AND RECORDS.

        The Investment Manager agrees that:

        (a) Upon the request of the Fund, it will provide such documents, financial information, reports and other information as may reasonably be necessary to permit the Fund's Board of Directors to make an informed decision as to whether to continue this Agreement in accordance with paragraph 18 hereof, and to monitor the services provided hereunder.

        (b) It will maintain the records and information required to be maintained by paragraphs (b)(5), (b)(6), (b)(10) and (b)(11) and (f) of Rule 31a-1 under the Investment Company Act respecting its activities with respect to the Portfolio Account, and such other records with respect thereto relating to the services the Investment Manager provides under this Agreement as may be required in the future by applicable SEC rules, and shall retain such records and information for such times and in such manner as required by applicable rules, including Rule 31a-2 under said Act. The Investment Manager agrees that such records and information are the property of the Fund shall be made available to the Fund or its designee upon the Fund's request.

12.  CODE OF CONDUCT.

        The Investment Manager shall adopt a written Code of conduct complying with the requirements of Rule 17j-1 under the Investment Company Act, will provide the Fund with a copy of such code together with a representation of its due adoption, and will make such reports to the Fund as required by said rule.

13.  PROXIES.

         The Fund will vote all proxies solicited by or with respect to the issuers of securities in which its assets are invested, but the Investment Manager shall upon request provide the Fund or Hewitt with its recommendations as to such voting.

14.  EXPENSES.

         The Investment Manager shall retain such personnel, maintain such facilities and obtain such information as may be necessary to provide services hereunder and shall bear all costs associated therewith except as otherwise provided by this Agreement.

15.  FEES FOR ADVISORY SERVICES.

         For the services to be rendered under this Agreement, the Investment Manager shall be entitled to receive compensation calculated and paid in accordance with attached Schedule D which is incorporated herein.

16.  LIMITATION ON LIABILITY.

         The Investment Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereunder, or in accordance with specific directions from the Fund; provided that the Investment Manager shall not be relieved from any liability arising from its own willful misconduct, bad faith, gross negligence or reckless disregard of its duties under this Agreement, or arising from its breach of any of its duties or obligation under this Agreement.

17.  OTHER INVESTMENT ACTIVITIES OF INVESTMENT MANAGER.

         The Fund acknowledges that the Investment Manager or one or more of its affiliates may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals and entities. The Fund agrees that the Investment Manager or its affiliates may give advise or exercise investment responsi-bility and take such other action with respect to other individuals or entities which may differ from advice given or the timing or nature of action taken with respect to the Portfolio Account, provided that the Investment Manager acts in good faith, and provided, further, that it is the Investment
Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Account over a period of time on a fair and equitable basis relative to its other advisory clients, taking into account the investment objectives and policies of the Portfolio Account and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the other accounts managed by the Investment Manager may at any time hold or engage in transactions in investments in which the designated Portfolio Accounts may have an interest, including transactions in which such Portfolio Accounts are involved. The Investment Manager shall have no obligation to acquire for such Portfolio Accounts a position in any investment which any other account managed by the Investment Manager may acquire, and the Fund shall have no first refusal, coinvestment or other rights in respect of any such investment.

18.  DURATION AND TERMINATION.

         This Agreement shall become effective on August 1, 1988. Unless terminated as herein provided, this Agreement shall remain in effect until June 30, 1990 and shall continue in effect for successive periods of one year thereafter provided such continuance is approved at least annually by the Board of Directors of the Fund as required by the Act. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach on any provision hereof by the party so notified, or otherwise upon thirty days' written notice to the other party; provided, however, that this Agreement shall immediately terminate in the event of its "assignment" as defined in
Section 2 (a)(4) of the Investment Company Act (to the extent required by the Act and the rules thereunder) unless otherwise permitted by an exemptive order or rule of the SEC. The Investment Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, or any proposed transaction which would constitute an "assignment", so as to enable the Fund to consider and to take the steps as it may determine to be necessary to enter into a new agreement with the Investment Manager or implement alternative arrangements. Termination of this Agreement shall not affect the obligations or rights of the parties under paragraphs 15 or 16 hereof.

19.  AMENDMENT.

         This Agreement may be amended at any time upon a written agreement between the parties; provided that any amendment, other than an amendment to Schedule B or Schedule C, shall be required to be approved by the Board of Directors of the Fund in the manner required by the Investment company Act.

20.  APPLICABLE LAW.

         This Agreement shall be construed in accordance with the laws of the State of Illinois and the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of Illinois, or any of the provisions herein, conflict with the applicable provisions of said Act, the latter shall control.

21.  CONFIDENTIALITY.

         Subject to the right of the Investment Manager and the Fund to comply with the applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund, the Portfolio Accounts, the rate and amount of fees paid hereunder and the actions of the Investment Manager and the Fund in respect of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                              AHA INVESTMENT FUNDS, INC.


                                              By:
                                                 ------------------------------
                                              Date:
                                                   ----------------------------
ATTEST:

----------------------------
                                                -------------------------------
                                                      (Investment Manager)


                                              By:
                                                 ------------------------------
                                              Date:
                                                   ----------------------------
ATTEST:

----------------------------

SCHEDULES: A. Assets to be managed by Investment Manager
           B. Operational Procedures
           C. Affiliated persons of Investment Manager
           D. Fees of Investment Manager

                                   SCHEDULE A

The Investment Manager is hereby designated to manage _____________ of the assets of the Fund's ____________ Portfolio (the "Portfolio"), subject to the terms and conditions of the Agreement. It shall initially be responsible for the management of that portion of the Portfolio's assets which is allocated to the Investment Manager by Hewitt Associates (the "Portfolio Account"). It is agreed by the parties that, from time to time, Hewitt may modify this allocation by increasing or decreasing the percentage of the Portfolio's assets allocated to the Portfolio Account. Such modifications may be implemented in such manner designated by Hewitt, including: (1) the transfer of assets of the Portfolio into or from the Portfolio Account and (2) the sale of assets of the Portfolio Account. All such initial allocations and modifications thereto as contemplated by this Schedule A shall become effective upon written notice to the Investment Manager from Hewitt.

                                   SCHEDULE B
                           AHA INVESTMENT FUNDS, INC.
                             OPERATIONAL PROCEDURES
                                 July 15, 1988

The Investment Managers shall adhere to the following procedures in connection with the operations of the Fund.

1. Daily information regarding executed trades should be provided by the Investment Managers to Boston Safe Deposit and Trust Company, the Fund's custodian ("Boston Safe"). This information should be transmitted so as to be received by Boston Safe no later than 9:00 a.m. on the business day following the trade date, and should be transmitted by facsimile machine to
     (617) (TO BE SUPPLIED). Promptly upon receipt of confirmations of transactions, any discrepancies with the original trade information sent to Boston Safe must be reported to Boston Safe.

2. With respect to each trade the information transmitted by the Investment Manager must include:

     a.   Indication of whether the transaction is a purchase or sale.

     b.   Name and identification of the security of investment.

     c.   Number of shares, principal amount or number of contracts.

     d.   Price per share, bond, or contract.

     e. Commission rate per share or indication that the trade is on a net basis. If the transaction is a sale of a New York Stock Exchange security, include SEC fees.

              f. Name of executing broker or dealer.


              g. Trade date.


              h. Settlement date.


              i. Notification, if applicable, that the security traded is not
                 DTC eligible. If the transaction is a sale, exact delivery instructions must be provided.


              j. Total dollar amount of the trade.


              k. Any information unique to the trade.

         3. The Fund maintains separate brokerage accounts for each Portfolio. All such accounts are cash accounts. The executing broker should be advised to use Boston Safe's ID system number in reporting trades (No. 26586) to facilitate dissemination of information and settlements. Brokerage accounts for the Fund can only be opened upon the written approval of an officer of the Fund.


         4. Arrangements should be made by the Investment Manager to assure that duplicate confirmations of all transactions are sent to:



                        Jeanne M. O'Connell
                        Boston Company Advisors
                        53 State Street
                        9th Floor
                        Boston, MA 02109


         5. Delivery and receive instructions shall be in the format set forth in Exhibit 1 to these Procedures.

         6. A daily trade authorization form reflecting all transactions and signed by two "authorized persons" shall be submitted to Boston Safe prior to the settlement date. The daily trade authorization shall be in such form as will be provided to the Investment Manager by the Fund. A list of "authorized persons" with specimen signatures is set forth on Exhibit 2 hereto. The Fund will provide such list and signatures to Boston Safe together with the Fund's request that the persons name therein be appointed as "authorized persons." It is the responsibility of the Investment Manager to notify the Fund promptly of persons to be added or deleted from such list, and the Fund, upon receipt of such notices will so advise Boston Safe.


         7. Settlements will be monitored by Boston Safe. In the event of a failure to deliver or to receive, Boston Safe will notify the Investment Manager. The Investment Manager will deal directly with the brokers involved.


         8. Boston Safe will supply the Investment Managers with daily cash availability reports, generally by telephone. Cash not required to be disbursed will be invested by the Investment Manager each day. In addition, Boston Safe will provide such additional information as may reasonably be requested by the Investment Managers.


         9. It is essential that each Investment Manager follow these procedures in order to minimize operations problems.


         10.  Any questions should be directed to:


                        Jeanne M. O'Connell      (617) 573-1227

                                    EXHIBIT 2

                        AVATAR INVESTORS ASSOCIATES CORP.

                                AUTHORIZED PERSONS

The following persons are authorized to execute transactions for the Portfolio Account(s) of the AHA Investment Funds, Inc. for which the above-named Investment Manager acts as investment manager.


    Name (Typed)            Title               Signature
-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

-------------------     ------------------    ----------------

                                   Exhibit 1

                       MUTUAL FUNDS ACCOUNTING DIVISION
                   TRADE PROCESSING AND DELIVERY STANDARDS

                                     DTC

                          TRADE PROCESSING STANDARDS

I.    TRADE INSTRUCTIONS - Regular settlement - 5 business days

      1.  Trade instructions should be received by 9:00 a.m. on T+1.

II.   TURNAROUND TRADES

      Time deadlines same as above and securities on the purchase portion of the turnaround trade must be received in our account at DTC by 10:15 a.m. to guarantee delivery of the sale portion of the trade.

III.  SWAP TRADES

      Trade instructions should be received by 9:00 A.M. on T+1
      Note:  Trade specifics must be sent with trades.

IV.   MUTUAL FUNDS ACCOUNTING DIVISION DELIVERY INSTRUCTIONS

      EQUITIES, CORPORATE & MUNICIPAL BONDS, UNITS AND WARRANTS

          DTC Eligible - A/C 954

            Ineligible - Boston Safe Clearing Corp.
                         40 Exchange Place, 2nd Floor
                         New York, New York 10005
                         Account Name & Number

      BROKERS' CONFIRMATION

         ID Confirmations:

           Agent Bank 26586

                                      FED

                          TRADE PROCESSING STANDARDS

I.    FED BOOK-ENTRY (GOV'T TRADES, BILLS, NOTES, BONDS, FREDDIE MAC,
      FANNIE MAES)

      A.  Regular Settlement (Five (5) Business Days)

          Buys & Sales

          -  Trade instructions should be received by 11:00 a.m. on T+1.

      B.  Next Day Settlement

          Buys & Sales

          - Trade instructions should be received by 12:00 p.m. on trade date.

      C.  Same Day Settlement

          Buys

          - Trade instructions received no later than 11:00 a.m. for sells and 11:30 a.m. for buys on Settlement Date.

          Sales

          - Trade instruction received no later than 10:00 a.m. on Settlement Date.


II. TURNAROUND TRADES - Time deadlines same as above and securities on the purchase portion of the turnaround trade must be received in our Fed Account 45 minutes before regular cut-off time to guarantee delivery of the sell portion of the trade.

III.  MUTUAL FUNDS ACCOUNTING DIVISION DELIVERY INSTRUCTIONS

      TREASURIES, ALL OTHER GOV'T AGC
      REPO AGR, DETACHED COUPONS,
      STRIPPED BONDS

         Fed Eligible - 011001234/Bos Safe Dep/Cust

           Ineligible - Boston Safe Clearing Corp.
                        40 Exchange Place, 2nd Floor
                        New York, New York 10005
                        Account Name & Number

                             NEW YORK SETTLEMENT

I.    NEW YORK SETTLEMENT - BSCC

      A.  Regular Settlement (5 Business Days)

          Buys & Sales

          -  Trade instructions received no later than 11:00 a.m. on T+1.

      B.  Next Day Settlement

          Buys & Sales

          - Trade instructions received no later than 11:00 a.m. on Trade Date.

      C.  Same Day Settlement

          Buys

          - Trade instructions received no later than 11:00 a.m. on Settlement Date.

          Sales

          - Trade instructions received no later than 11:00 a.m. on Settlement Date.

II.   MUTUAL FUNDS ACCOUNTING DIVISION DELIVERY INSTRUCTIONS

      C.P., B.A., DOMESTIC C.D.
      TIGR'S, CAT SHORT TERM MUN'S
      REPRO AGR USING INELIGIBLE FED
      SECURITIES AS COLLATERAL

                        Boston Safe Clearing Corp.
                        40 Exchange Place, 2nd Floor
                        New York, New York 10005
                        A/C Name & Number

         Mass. Issued - Boston Safe Deposit & Trust Co.
                        1 Boston Pl., Trust Securities
                        Boston, MA 02108

      GNMA POOL CTR

         MBS Eligible - Contra ID# "BSDEP"

           Ineligible - Boston Safe Clearing Corp.
                        40 Exchange Place, 2nd Floor
                        New York, New York 10005

III.  NEW YORK SETTLEMENT - FED, MORGAN, IRVING

      A.  Regular Settlement (5 Days)

          Buys & Sales

          -  Trade instructions received no later than 11:00 a.m. on T+1.

      B.  Next Day Settlement

          Buy & Sales

          - Trade instructions received no later than 12:00 p.m. on trade date.

      C.  Same Day Settlement

          Buys

          - Trade instructions received no later than 11:00 a.m. on Settlement date.

          Sales

          -  10:00 a.m. Settlement date.

IV.   MUTUAL FUNDS ACCOUNTING DIVISION DELIVERY INSTRUCTIONS

FEDERAL HOME LOAN MORTGAGE CORPORATION PARTICIPATION CERTIFICATES

N.Y. Fed Eligible - ABA #021000238
                    Morgan NYC/Cust/Boston Safe Custody
                    A/C #39661

OFFSHORE TIME DEPOSITS

          Send letters of intent via telephone
          facsimile transmission to*:

          Boston Safe Deposit & Tr. Co.
          (617) 956-9801

          or Telexed to:

          Boston Safe Deposit & Tr. Co.
          Telex No. 951 420 (Boston Co. BSN)

          Upon maturity, funds should be wired to:

          Federal Reserve Bank of Boston
          A/C Boston Safe Deposit & Trust Co.
          Bos Saf Dep/ABA 011001234
          REF Maturity *TD DESCRIPTION*

          * If compatible to A Burroughs 3600 facsimile machine.

                             OPTIONS SETTLEMENT

                            PROCESSING STANDARDS

I.    EQUITY OPTIONS

      1.  Covered Puts & Calls

          - Opening Sales & Closing Buys: instructions must be received by 11:00 a.m. to insure same day processing.

          NOTE: Opening sales normally settle on the day after receipt of instructions, but settlement is dependent upon the broker's receipt of pledge forms or guarantee letters. In cases where the forms must be mailed instead of hand delivered or the broker requires an additional 24 hours for processing settlement will be delayed accordingly.

      2.  Uncovered Puts & Calls and Purchased Options

          - One day settlement: Instructions must be received by 9:30 a.m. to settle on settlement date.

          - Five day settlement: Instructions must be received by 11:30 a.m. on T+3 to settle on settlement date.

      3.  Exercises

          -  Buy Exercises: Instructions must be received by 11:30 a.m.
             on T+4.

          - Sell Exercises: Instructions must be received by 3:00 p.m. on Trade Date.

             NOTE: Settlement is dependent upon the broker releasing the collateralized stock from the pledge position at DTC.


II.   INDEX OPTIONS

     1.  Covered Puts & Calls

         - Opening Sales & Closing Buys: Instructions must be received by 11:00 a.m. to insure same day processing.

            NOTE: Opening sales normally settle on the day after receipt of instructions. Settlement is dependent upon the broker receiving an escrow receipt or guarantee letter. In cases where the forms must be mailed instead of hand delivered or the broker requires an additional
                   24 hours for processing settlement will be delayed accordingly.

III.  GNMA OPTIONS

      1.  Written Puts & Calls

          - Opening Sales & Closing Buys: Instructions must be received by 11:30 a.m. to insure same day processing.

             NOTE: Opening sales will not be credited to the account until Custody Operations has received confirmation of incoming funds.

      2.  Exercises

          -  Buy Exercises:  Instructions must be received by 11:30 a.m.
             on T+4.

          -  Sell Exercises: Instructions must be received by 2:00 p.m.
             on T+2.

IV.   TREASURY OPTIONS

      1.  Covered Puts & Calls

          - Opening Sales & Closing Buys: Instructions must be received by 11:00 a.m. to insure same day processing.

             NOTE: Opening sales and closing buys usually settle the day after receipt of instructions. Settlement is dependent upon the broker receiving an escrow receipt by check or write on openings; or returning the escrow or guarantee versus payment by check or wire on closing. In cases where arrangements cannot be made immediately with the broker settlement will be delayed accordingly.

      2.  Exercises

          -  Buy Exercises: Instructions must be received by 11:30 a.m. on T+4.

          - Sell Exercises: Instructions must be received by 11:30 a.m. on settlement date.

             NOTE: Sell exercises cannot be settled until the broker returns the escrow receipt. The broker is required to notify BSD&T of the exercise on trade date. Upon notification, Options instructs the broker to return the escrow to Boston Safe Clearing Corp. and that the treasuries cannot be delivered until the Escrow is received in New York.

V.    SALES OF OPTION COLLATERAL

      Any security being used as collateral on an option cannot be sold, tendered or exchanged until the option is bought back and confirmation of release is received from DTC or the released Escrow Receipts are returned to Boston Safe.

VI.   MUTUAL FUNDS ACCOUNTING DIVISION DELIVERY INSTRUCTIONS

      OPTIONS

      DTC Eligible   - DTC #954
                       via Premium Pay Order

      Ineligible     - Boston Safe Clearing Corp.
                       40 Exchange Place, 2nd Floor
                       New York, NY 10005
                       (Specify BSDT Acct # & Name)

                               FUTURES COLLATERAL

                              PROCESSING STANDARDS

I.    Free Receipts and Deliveries

      - Instructions must be received by 11:00 a.m. to insure same day processing.

II.   Buys and Sales of Collateral

      - Instructions must be received by 11:00 a.m. to insure same day settlement.

      NOTE: These standards apply only to buys or sales directly through the futures position. In these instances the securities are received or delivered by the broker holding the futures position and payment is made or received via wire through Boston Safe.


III.  Maturities of Collateral

      - Confirmation of maturity must be made by 11:00 a.m. to insure same day posting.

      NOTE: Boston Safe does not receive direct credit from the Federal Reserve for maturities of treasury securities held off premises. Verification of incoming funds must be received before a maturity can be posted.


IV.   Rollovers of Collateral

      - Detail of rollover including new buy and difference amount (when applicable) must be received by 11:00 a.m. to insure same day processing.

      NOTE: In instances where difference wires are to be received, verification of incoming funds must be received before the rollover can be processed.

V.     Margin Calls

       - Instructions must be received by 11:00 a.m. to insure same day processing.

      NOTE: Verification of incoming funds must be received before funds can be posted to an account.


VI.   Mutual Funds Accounting Division Delivery Instructions

FUTURES

Matured Collateral - Federal Reserve Bank of Boston
Wire Funds to        011001234/BOS SAFE DEP/CUST
                     a/c 108030, attn:  Option Unit
                     (Specify BSDT's acct #)

                             PHYSICAL SETTLEMENTS, BOSTON
                      TIME DEADLINES FOR DELIVERY OF PHYSICAL TRADE
                        INSTRUCTIONS TO SECURITY OPERATIONS - OBP

I.    BOSTON SETTLEMENT

      A.  Regular Settlement (5 Business Days)

          Buys:

          -  Trade instructions received no later than 9:00 a.m. on T+1.

          Sales:

          -  Trade instructions received no later than 9:00 a.m. on T+1.

      B.  Next Day Settlement

          Buys:

          - Trade instructions received no later than 11:00 a.m. on Trade Date.

          Sales:

          - Trade instructions received no later than 11:00 a.m. on Trade Date.

             * If a sale is to settle out of state, than the instructions must be received no later than 10:00 a.m., in order to make the nightly armored car package.

      C.  Same Day Settlement

          Buys:

          - Trade instructions received no later than 11:00 a.m. on Settlement Date.

          Sales:

          - Trade instructions received no later than 10:00 a.m. on Settlement Date.

                                   SCHEDULE C


         I. The following companies are "affiliated persons" of the Investment Manager as defined by Section 2(a)(3) of the Act:



               COMPANY NAME                         NATURE OF AFFILIATION
               ------------                         ---------------------













         II. The following persons are the officers and directors of the Investment Manager:



              NAME                                  CAPACITY
              ----                                  --------










         III. The following individuals and companies control, or are controlled by, or under common control with, the Investment Manager:




              NAME                                  DESCRIPTION OF RELATIONSHIP
              ----                                  ---------------------------

                                   SCHEDULE D


As compensation for the services it provides under this Agreement, the Investment Manager shall be entitled to compensation payable quarterly in arrears, calculated at the annual rate of 0.25 of one percent (0.25%) of the average daily net assets of the Portfolio Account during the calendar quarter. Fees are payable thirty days after the end of each calendar quarter.


Hewitt hereby agrees to pay, and the Investment Manager agrees to accept from Hewitt, the fees due to the Investment Manager on behalf of the Fund under this Agreement. The Investment Manager shall have recourse solely against Hewitt for the payment of all fees due hereunder, until it receives written notification of the termination of Hewitt's agreement with the Fund to pay such fees; however, no partner of Hewitt shall have any personal liability hereunder and no party hereto may resort to the personal assets of such partners for payment or performance of any obligation hereunder to the extent such assets exceed a partner's holdings in Hewitt. In the event of such notification of termination, the Fund agrees to pay all fees accruable after the termination date specified in the notification (whether or not then payable) and the Investment Manager shall have recourse solely against the Fund for the payment of such fees.



Agreed and Accepted:



HEWITT ASSOCIATES




By:/s/ C. L. CONNOLLY
---------------------
Dated: July 1, 1993